UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2005

Commission File number 000-30654

APROPOS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Illinois	36-3644751
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Tower Lane, 28th Floor

Oakbrook Terrace, Illinois 60181

(Address of principal executive offices, including zip code)

(630) 472-9600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 28, 2005, Apropos Technology, Inc. entered into a Services Agreement with InfoMentis, Inc., pursuant to which InfoMentis will provide executive management consulting services, including providing Kenneth D. Barwick to serve as interim President and Chief Executive Officer of Apropos.

Kenneth D. Barwick is a director of Apropos and a principal of InfoMentis. Mr. Barwick has resigned as a member of the Compensation Committee of the Board of Directors of Apropos. A copy of the Services Agreement is attached as an Exhibit.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits
	Exhibit No.	Description
	99	Services Agreement between Apropos Technology, Inc. and InfoMentis, Inc. dated June 28, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 28, 2005.

Apropos Technology, Inc.
By:	/s/	Francis J. Leonard
Francis J. Leonard Chief Financial Officer and Vice President (Principal Financial Officer and Authorized Officer)